Exhibit 99.1
KIMBALL ELECTRONICS REPORTS Q3 RESULTS; COMPANY ANNOUNCES RENEWED STRATEGIC FOCUS, INCLUDING EXPECTED DIVESTITURE OF THE AUTOMATION, TEST & MEASUREMENT BUSINESS

JASPER, Ind., May 7, 2024 -- (BUSINESS WIRE) -- Kimball Electronics, Inc. (Nasdaq: KE) today announced financial results for the third quarter of fiscal 2024 with net sales totaling $425.0 million and a net loss of $6.1 million, or $0.24 per share. This result includes the impairment of the Automation, Test & Measurement business, which the Company expects to divest, along with restructuring expense, partially offset by the recovery of a legal settlement. A detailed reconciliation is provided later in this release.

•Excluding these items, adjusted net income in the third quarter of fiscal 2024 totaled $8.4 million, or $0.34 per diluted share, and adjusted operating income equaled $17.0 million, or 4.0% of net sales.
•Cash flow from operating activities in the quarter was $42.6 million driven by inventory reductions.
•Company sharpens strategic focus on EMS operations and aligns cost structure to short-term demand trends.
•Guidance for adjusted operating income in fiscal 2024 reiterated, while the estimate for net sales was updated, in response to the challenging operating environment, and capital expenditures strategically reduced.
•Resumption of share repurchases approved by the Board of Directors.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
(Amounts in Thousands, except EPS)	2024	2023	2024	2023
Net Sales	$425,036	$484,703	$1,284,352	$1,327,288
Operating Income	$(6,431)	$25,220	$29,669	$56,280
Adjusted Operating Income (non-GAAP) (1)	$16,960	$25,573	$53,367	$56,738
Operating Income %	(1.5)%	5.2%	2.3%	4.2%
Adjusted Operating Income (non-GAAP) %	4.0%	5.3%	4.2%	4.3%
Net Income (Loss)	$(6,076)	$16,400	$12,968	$36,629
Adjusted Net Income (non-GAAP) (1)	$8,441	$16,400	$27,485	$36,908
Diluted EPS	$(0.24)	$0.65	$0.51	$1.46
Adjusted Diluted EPS (non-GAAP) (1)	$0.34	$0.65	$1.09	$1.47
(1) A reconciliation of GAAP and non-GAAP financial measures is included below.

Commenting on today’s announcement, Richard D. Phillips, Chief Executive Officer, stated, “As we anticipated, the operating environment has remained challenged for the EMS industry, and our sales in the third quarter declined as expected. During this period of end market softness, we have focused on ‘controlling what we can control,’ proactively aligning our cost structure with short-term demand trends, maintaining competitiveness with stable operating margins, and focusing on working capital improvements.”

Mr. Phillips continued, “We’re taking meaningful steps to sharpen our strategic focus and further position the Company for profitable growth, and stronger performance moving forward. With the expected divestiture of the Automation, Test & Measurement business, our team can increase focus and support on our core EMS operations. While we suspect the macro headwinds will persist in fiscal 2025, we’re continuing to make investments in long-term growth opportunities supported by a robust funnel for new business in the next 18-24 months, while deploying a capital allocation strategy that balances growth, lasting customer relationships, and returning cash to Share Owners with opportunistic share repurchases.”

The Company ended the third quarter of fiscal 2024 with cash and cash equivalents of $65.2 million and borrowings outstanding on credit facilities of $319.6 million, including $235.0 million classified as long term, and $117.4 million of borrowing capacity available. Capital expenditures were $13.4 million in Q3.

Net Sales by Vertical Market for Q3 Fiscal 2024:

	Three Months Ended					Nine Months Ended
	March 31,					March 31,
(Amounts in Millions)	2024	*	2023	*	Percent Change	2024	*	2023	*	Percent Change
Automotive (1)	$202.0	47%	$221.9	46%	(9)%	$614.7	48%	$615.3	46%	—%
Medical (1)	113.0	27%	135.5	28%	(17)%	323.5	25%	377.1	29%	(14)%
Industrial (1)	110.0	26%	127.3	26%	(14)%	346.2	27%	334.9	25%	3%
Total Net Sales	$425.0		$484.7		(12)%	$1,284.4		$1,327.3		(3)%

*As a percent of Total Net Sales
(1) Beginning in fiscal year 2024, miscellaneous sales previously reported in Other are now reported in the respective three end market verticals; all prior periods have been recast to conform to current period presentation

–Automotive includes electronic power steering, body controls, automated driver assist systems, and electronic braking systems
–Medical includes sleep therapy and respiratory care, image guided therapy, in vitro diagnostics, drug delivery, AED, and patient monitoring
–Industrial includes climate controls, automation controls, optical inspection, and public safety

Guidance for Fiscal Year 2024
The Company reiterated its guidance for adjusted operating income in fiscal year 2024 of 4.2% to 4.6% of net sales. In response to the current economic environment, net sales are now expected to decline 4% to 6%, compared to the previous estimate of a 2% to 4% decrease. Capital expenditures are estimated to be in the range of $55 to $60 million, compared to the previous guidance of $70 to $80 million.

Forward-Looking Statements
Certain statements contained within this release are considered forward-looking, including our fiscal year 2024 guidance, under the Private Securities Litigation Reform Act of 1995. The statements may be identified by the use of words such as “expect,” “should,” “goal,” “predict,” “will,” “future,” “optimistic,” “confident,” and “believe.” Undue reliance should not be placed on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. These forward-looking statements are subject to risks and uncertainties including, without limitation, global economic conditions, geopolitical environment and conflicts such as the war in Ukraine, global health emergencies, availability or cost of raw materials and components, foreign exchange rate fluctuations, and our ability to convert new business opportunities into customers and revenue. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the company are contained in its Annual Report on Form 10-K for the year ended June 30, 2023.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. The non-GAAP financial measures contained herein include constant currency growth, adjusted operating income, adjusted net income, adjusted diluted EPS, and ROIC. Reconciliations of the reported GAAP numbers to these non-GAAP financial measures are included in the Reconciliation of Non-GAAP Financial Measures section below. Management believes these measures are useful and allow investors to meaningfully trend, analyze, and benchmark the performance of the company’s core operations. The company’s non-GAAP financial measures are not necessarily comparable to non-GAAP information used by other companies.

About Kimball Electronics, Inc.
Kimball Electronics is a multifaceted manufacturing solutions provider of electronics and diversified contract manufacturing services to customers around the world. From our operations in the United States, China, India, Japan, Mexico, Poland, Romania, Thailand, and Vietnam, our teams are proud to provide manufacturing services for a variety of industries. Recognized for a reputation of excellence, we are committed to a high-performance culture that values personal and organizational commitment to quality, reliability, value, speed, and ethical behavior. Kimball Electronics, Inc. (Nasdaq: KE) is headquartered in Jasper, Indiana.
To learn more about Kimball Electronics, visit: www.kimballelectronics.com.

Conference Call / Webcast

Date:	May 8, 2024
Time:	10:00 AM Eastern Time
Live Webcast:	investors.kimballelectronics.com/events-and-presentations/events
Dial-In #:	404-975-4839 (other locations - 833-470-1428)
Conference ID:	889032
For those unable to participate in the live webcast, the call will be archived at investors.kimballelectronics.com.
Lasting relationships. Global success.

Financial highlights for the third quarter and year-to-date period ended March 31, 2024 are as follows:

Condensed Consolidated Statements of Income
(Unaudited)	Three Months Ended
(Amounts in Thousands, except Per Share Data)	March 31, 2024		March 31, 2023
Net Sales	$425,036	100.0%	$484,703	100.0%
Cost of Sales	391,492	92.1%	441,731	91.1%
Gross Profit	33,544	7.9%	42,972	8.9%
Selling and Administrative Expenses	16,861	3.9%	17,752	3.7%
Other General Expense (Income)	(892)	(0.2)%	—	—%
Restructuring Expense	1,622	0.4%	—	—%
Goodwill Impairment	5,820	1.4%	—	—%
Asset Impairment	16,564	3.9%	—	—%
Operating Income (Loss)	(6,431)	(1.5)%	25,220	5.2%
Interest Income	83	—%	45	—%
Interest Expense	(5,875)	(1.4)%	(4,822)	(1.0)%
Non-Operating Income (Expense), net	(530)	(0.1)%	1,433	0.3%
Other Income (Expense), net	(6,322)	(1.5)%	(3,344)	(0.7)%
Income Before Taxes on Income	(12,753)	(3.0)%	21,876	4.5%
Provision for Income Taxes	(6,677)	(1.6)%	5,476	1.1%
Net Income (Loss)	$(6,076)	(1.4)%	$16,400	3.4%

Earnings Per Share of Common Stock:
Basic	$(0.24)		$0.66
Diluted	$(0.24)		$0.65
Average Number of Shares Outstanding:
Basic	25,118		24,898
Diluted	25,118		25,067

(Unaudited)	Nine Months Ended
(Amounts in Thousands, except Per Share Data)	March 31, 2024		March 31, 2023
Net Sales	$1,284,352	100.0%	$1,327,288	100.0%
Cost of Sales	1,180,833	91.9%	1,220,804	92.0%
Gross Profit	103,519	8.1%	106,484	8.0%
Selling and Administrative Expenses	50,736	4.0%	50,204	3.8%
Other General Expense (Income)	(892)	(0.1)%	—	—%
Restructuring Expense	1,622	0.1%	—	—%
Goodwill Impairment	5,820	0.5%	—	—%
Asset Impairment	16,564	1.3%	—	—%
Operating Income	29,669	2.3%	56,280	4.2%
Interest Income	483	—%	88	—%
Interest Expense	(17,459)	(1.4)%	(10,790)	(0.8)%
Non-Operating Income (Expense), net	(959)	—%	2,659	0.2%
Other Income (Expense), net	(17,935)	(1.4)%	(8,043)	(0.6)%
Income Before Taxes on Income	11,734	0.9%	48,237	3.6%
Provision for Income Taxes	(1,234)	(0.1)%	11,608	0.8%
Net Income	$12,968	1.0%	$36,629	2.8%

Earnings Per Share of Common Stock:
Basic	$0.52		$1.47
Diluted	$0.51		$1.46

Average Number of Shares Outstanding:
Basic	25,084		24,868
Diluted	25,263		25,031

Condensed Consolidated Statements of Cash Flows	Nine Months Ended
(Unaudited)	March 31,
(Amounts in Thousands)	2024	2023
Net Cash Flow provided by (used for) Operating Activities	$24,717	$(57,885)
Net Cash Flow used for Investing Activities	(37,702)	(66,497)
Net Cash Flow provided by Financing Activities	36,571	107,148
Effect of Exchange Rate Change on Cash, Cash Equivalents, and Restricted Cash	(113)	(294)
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	23,473	(17,528)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	43,864	49,851
Cash, Cash Equivalents, and Restricted Cash at End of Period	$67,337	$32,323

	(Unaudited)
Condensed Consolidated Balance Sheets	March 31, 2024	June 30, 2023
(Amounts in Thousands)
ASSETS
Cash and cash equivalents	$65,208	$42,955
Receivables, net	277,894	308,167
Contract assets	76,073	78,798
Inventories	396,199	450,319
Prepaid expenses and other current assets	43,018	49,188
Assets held for sale	29,619	—
Property and Equipment, net	273,823	267,684
Goodwill	6,191	12,011
Other Intangible Assets, net	3,197	12,335
Other Assets	89,606	38,262
Total Assets	$1,260,828	$1,259,719

LIABILITIES AND SHARE OWNERS’ EQUITY
Current portion of borrowings under credit facilities	$84,618	$46,454
Accounts payable	248,174	322,274
Advances from customers	36,099	33,905
Accrued expenses	59,621	72,515
Liabilities held for sale	9,369	—
Long-term debt under credit facilities, less current portion	235,000	235,000
Long-term income taxes payable	3,255	5,859
Other long-term liabilities	45,631	19,718
Share Owners’ Equity	539,061	523,994
Total Liabilities and Share Owners’ Equity	$1,260,828	$1,259,719

Other Financial Metrics
(Unaudited)
(Amounts in Millions, except CCD)
	At or For the
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Depreciation and Amortization	$10.5	$8.2	$28.5	$23.8
Stock-Based Compensation	$1.8	$2.0	$5.4	$5.4
Cash Conversion Days (CCD) (1)	110	92
Open Orders (2)	$831	$882
(1) Cash Conversion Days (“CCD”) are calculated as the sum of Days Sales Outstanding plus Contract Asset Days plus Production Days Supply on Hand less Accounts Payable Days and less Advances from Customers Days. CCD, or a similar metric, is used in our industry and by our management to measure the efficiency of managing working capital.
(2) Open Orders are the aggregate sales price of production pursuant to unfulfilled customer orders.

Select Financial Results of Automation, Test & Measurement
(Unaudited)
(Amounts in Millions)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Net Sales	$8.1	$16.8	$30.9	$40.6
Operating Income (Loss) (1)	$(25.4)	$1.6	$(24.3)	$0.1
(1) Includes goodwill impairment of $5.8 million and asset impairment of $16.6 million for the three and nine months ended March 31, 2024. Also includes allocated corporate overhead expenses.

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in Thousands, except Per Share Data)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Net Sales Growth (vs. same period in prior year)	(12)%	32%	(3)%	36%
Foreign Currency Exchange Impact	—%	(2)%	—%	(4)%
Constant Currency Growth	(12)%	34%	(3)%	40%

Selling and Administrative Expenses, as reported	$16,861	$17,752	$50,736	$50,204
SERP	(277)	(353)	(584)	(458)
Adjusted Selling and Administrative Expenses	$16,584	$17,399	$50,152	$49,746

Operating Income (Loss), as reported	$(6,431)	$25,220	$29,669	$56,280
SERP	277	353	584	458
Legal Settlements (Recovery)	(892)	—	(892)	—
Restructuring Expense	1,622	—	1,622	—
Goodwill Impairment	5,820	—	5,820	—
Asset Impairment	16,564	—	16,564	—
Adjusted Operating Income	$16,960	$25,573	$53,367	$56,738

Net Income (Loss), as reported	$(6,076)	$16,400	$12,968	$36,629
Adjustments After Measurement Period on GES Acquisition	—	—	—	279
Legal Settlements (Recovery), After-Tax	(676)	—	(676)	—
Restructuring Expense, After-Tax	1,230	—	1,230	—
Goodwill Impairment, After-Tax	4,414	—	4,414	—
Asset Impairment, After-Tax	9,549	—	9,549	—
Adjusted Net Income	$8,441	$16,400	$27,485	$36,908

Diluted Earnings per Share, as reported	$(0.24)	$0.65	$0.51	$1.46
Adjustments After Measurement Period on GES Acquisition	—	—	—	0.01
Legal Settlements (Recovery)	(0.03)	—	(0.03)	—
Restructuring Expense	0.05	—	0.05	—
Goodwill Impairment	0.18	—	0.18	—
Asset Impairment	0.38	—	0.38	—
Adjusted Diluted Earnings per Share	$0.34	$0.65	$1.09	$1.47

			Twelve Months Ended
			March 31,
			2024	2023
Operating Income			$61,118	$76,858
Goodwill Impairment			5,820	—
SERP			827	(701)
Legal Recovery			(1,104)	—
Restructuring Expense			1,622	—
Asset Impairment			16,564	—
Adjusted Operating Income (non-GAAP)			$84,847	$76,157
Tax Effect			19,947	20,375
After-tax Adjusted Operating Income			$64,900	$55,782
Average Invested Capital (1)			$783,059	$659,911
ROIC			8.3%	8.5%
(1) Average invested capital is computed using Share Owners’ equity plus current and non-current debt less cash and cash equivalents averaged for the last five quarters.